Exhibit 10.1

FORM OF SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT

Dated February 25, 2014

by and among

Osler Incorporated,

a Nevada corporation

C. Leo Smith,

an individual

America Greener Technologies Corporation,

an Arizona corporation

and

the Shareholders of America Greener

Technologies Corporation

SHARE EXCHANGE AGREEMENT

               This Share Exchange Agreement (“Agreement”) dated February 25, 2014, is between and among Osler Incorporated (“Osler”), a corporation organized under the laws of the State of Nevada, having an office for the transaction of business at 900 SE Third Avenue, Suite 202, Fort Lauderdale, FL 33316, C. Leo Smith, an individual having an office for the transaction of business at 900 SE Third Avenue, Suite 202, Fort Lauderdale, FL 33316 (“Smith”), America Greener Technologies Corporation (“AGT”), a corporation organized under the laws of the State of Arizona, having an office for the transaction of business at 254 South Mulberry Street, Suite 113, Meza, AZ 85202, and the shareholders of AGT listed on the signature page and Schedule A hereto, constituting all of the shareholders of AGT (collectively, the “AGT Shareholders” and individually an “AGT Shareholder”), each having an address set forth on the signature pages hereto.

W I T N E S S E T H

               WHEREAS, Osler is a public “shell” company which is quoted in the over the counter markets on the OTCQB Tier of the OTC Markets under the symbol “OSLE.”

               WHEREAS, Smith is the sole officer and director of Osler.

               WHEREAS, Insurance Marketing Solutions, LLC (“IMS”), an entity of which Smith is the sole member, is the record and beneficial owner of 1,822,601 shares of common stock of Osler (the “Osler Common Stock”), representing approximately 73% of the outstanding shares of Osler Common Stock (the “Control Shares”).

               WHEREAS, the AGT Shareholders own all of the issued and outstanding shares of the common stock of AGT (the “AGT Common Stock”).

               WHEREAS, the Parties desire that Osler acquire all of the AGT Common Stock from the AGT Shareholders solely in exchange for an aggregate of 15,000,000 shares (the “Exchange Shares”) of newly issued shares of Osler Common Stock pursuant to the terms and conditions set forth in this Agreement.

               WHEREAS, immediately following the Closing (as hereinafter defined), AGT will designate officers and directors of Osler, Smith will resign all positions with Osler, AGT will become a wholly-owned subsidiary of Osler and the Exchange Shares will represent approximately 86% percent of the total outstanding shares of Osler Common Stock.

               NOW THEREFORE, on the stated premises and for and in consideration of the foregoing recitals which are hereby incorporated by reference, the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

SECTION 1

SHARE EXCHANGE

               1.1          The Exchange. At the Closing, the shares of AGT Common Stock issued and outstanding immediately prior to the Closing Date shall be exchanged for the Exchange Shares in the amounts set forth on Schedule A attached hereto.

2

               1.2.         Closing. The closing (“Closing”) of the Transaction shall occur within five (5) business days following the satisfaction or waiver of all conditions precedent to Closing set forth in Section 7 hereof (the “Closing Date”).

               1.3.         Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all stock certificates, officers’ certificates, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, and the documents and certificates provided in Section 7, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. If agreed to by the parties, the Closing may take place through the exchange of documents (other than the exchange of stock certificates) by efax, fax, email and/or express courier. At the Closing, the ownership of the shares of AGT Common Stock set forth on Schedule A hereto currently held by the AGT Shareholders on an un-certificated basis shall be transferred to Osler without any further action by the AGT Shareholders, and the Exchange Shares shall be issued in the names and denominations set forth on Schedule A hereto.

               1.5.         Standstill.

                              (a)            Until the earlier of the Closing or the Outside Date (as hereinafter defined) (the “No Shop Period”), neither AGT nor any AGT Shareholder will (i) solicit or encourage any offer or enter into any agreement or other understanding, whether written or oral, for the sale, transfer or other disposition of any capital stock or assets of AGT to or with any other entity or person, except as contemplated by the Transaction, other than sales of goods and services by AGT in the ordinary course of its business; (ii) entertain or pursue any unsolicited communication, offer or proposal for any such sale, transfer or other disposition; or (iii) furnish to any person or entity (other than Osler, and its authorized agents and representatives) any nonpublic information concerning AGT or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate a possible acquisition of any capital stock or assets of AGT. If either AGT or any of the AGT Shareholders shall receive any unsolicited communication or offer, AGT or the AGT Shareholders, as applicable, shall immediately notify Osler of the receipt of such communication or offer.

                              (b)            During the No-Shop Period, Osler will not (i) solicit or encourage any offer or enter into any agreement or other understanding, whether written or oral, for the sale, transfer or other disposition of any capital stock or assets of Osler to or with any other entity or person, except as contemplated herein, other than sales of goods and services by Osler in the ordinary course of its business; (ii) entertain or pursue any unsolicited communication, offer or proposal for any such sale, transfer or other disposition; or (iii) furnish to any person or entity (other than AGT, and its authorized agents and representatives) any nonpublic information concerning Osler or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate a possible acquisition of any capital stock or assets of Osler. If either Osler or Smith shall receive any unsolicited communication or offer, Osler or Smith, as applicable, shall immediately notify AGT of the receipt of such communication or offer.

SECTION 2

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AGT

               AGT hereby represents and warrants to Osler and the AGT Shareholders as follows:

3

               2.1          Organization and Good Standing. AGT is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. AGT is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification. AGT does not have any subsidiaries and does not own, beneficially or of record, any shares or other equity interests of any other corporation or entity.

               2.2          Authorization; Enforceability; No Breach. AGT has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of AGT enforceable against it in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights. The execution, delivery and performance of this Agreement by AGT and the consummation of the transactions contemplated hereby will not:

                              (a)            violate any provision of the AGT’s Articles of Incorporation or its Bylaws;

                              (b)            violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which AGT is a party or by or to which it or any of its assets or properties may be bound or subject;

                              (c)            violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, AGT or upon the properties or business of AGT; or

                              (d)            violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of AGT.

               2.3          Compliance with Laws. AGT has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of AGT taken as a whole.

               2.4          Litigation. There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving AGT or its properties or rights which (a) could reasonably be expected to have a material adverse effect on AGT taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement.

               2.5          Brokers or Finders. No broker’s or finder’s fee will be payable by AGT in connection with the Transaction, nor will any such fee be incurred as a result of any actions by AGT.

               2.6          Assets. AGT owns all rights, title and interest in and to its assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.

               2.8          Capitalization. The authorized capital stock of AGT consists of 15,000,000 shares of common stock of which 8,000,000 shares are presently issued and outstanding. Such shares of common stock are owned of record and beneficially by the AGT Shareholders and in the amounts reflected in Schedule A. AGT has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of AGT. All of the shares of AGT Common Stock are duly authorized and validly issued, fully paid and non-assessable.

4

               2.9          Full Disclosure. No representation or warranty by AGT in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Osler pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of AGT.

               2.10        Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving AGT. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving AGT or any of its properties or assets. There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

               2.11        State Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statue or regulation enacted under state or federal laws in the United States, with the exception of Article 2, Chapter 23 of the Arizona Revised Statutes, applicable to AGT is applicable to the transactions contemplated by this Agreement. The action of the Board of Directors of AGT in approving the Transaction, this Agreement and the transactions contemplated hereby is sufficient to render the restrictions on “business combinations” set forth in Article 2, Chapter 23 of the Arizona Revised Statutes inapplicable to the Transaction, this Agreement and the other transactions contemplated hereby.

               2.12        Absence of Certain Changes or Events. Except as set forth in the schedules to this Agreement:

                              (a)            except in the normal course of business, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of AGT; or (ii) any damage, destruction, or loss to AGT (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of AGT;

                              (b)            AGT has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the ordinary course of business, and except for capital raised by issuance of debt or equity in a private placement or other capital raising transaction deemed advisable by AGT; (ii) paid any material obligation or liability not otherwise in the ordinary course of business (absolute or contingent) other than current liabilities reflected in or shown on the most recent AGT balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the ordinary course of business; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the ordinary course of business if such amendment or termination is material, considering the business of AGT; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

5

               2.13        Continuity of Business Enterprises. AGT has no commitment or present intention to liquidate AGT or sell or otherwise dispose of a material portion of its business or assets following the consummation of the transactions contemplated hereby.

SECTION 3

REPRESENTATIONS, COVENANTS, AND WARRANTIES

OF OSLER AND SMITH

               Each of Osler and Smith jointly and severally represent and warrant to AGT and the AGT Shareholders as follows:

               3.1          Organization and Good Standing. Osler is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. Osler is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification. Osler does not have any subsidiaries.

               3.2          Authorization; Enforceability; No Breach. Osler has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of Osler enforceable against Osler in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights. The execution, delivery and performance of this Agreement by Osler and the consummation of the transactions contemplated hereby will not:

                              (a)            violate any provision of the Articles of Incorporation or By-Laws of Osler;

                              (b)            violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Osler is a party or by or to which it or any of its assets or properties may be bound or subject;

                              (c)            violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Osler, or upon the properties or business of Osler; or

                              (d)            violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of Osler.

               3.3          Compliance with Laws. Osler has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of Osler.

               3.4          Litigation. There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Osler or any of Osler’s properties or rights which (a) could reasonably be expected to have a material adverse effect on Osler taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement.

6

               3.5          Brokers or Finders. No broker’s or finder’s fee will be payable by Osler in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Osler or Smith.

               3.6          The Osler Shares. The Exchange Shares to be issued to the AGT Shareholders have been, or on or prior to the Closing will have been, duly authorized by all necessary corporate and stockholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of the pre-emptive or similar rights of any person.

               3.7          SEC Reports and Financial Statements.

                              (a)            Osler has filed or furnished all forms, documents and reports required to be filed or furnished by it (the “Osler SEC Documents”) with the Securities and Exchange Commission (the “SEC”). As of their respective dates or, if amended, as of the date of such amendment, the Osler SEC Documents complied in all material respects with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Osler SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff. There has been no material correspondence between the SEC and Osler since January 1, 2010 that is not available on the SEC’s Electronic Data Gathering and Retrieval database.

                              (b)            Osler has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15(e) under the Exchange Act. Osler’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Osler in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Osler’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act and all such required certifications have been made. Osler’s management has completed an assessment of the effectiveness of Osler’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended June 30, 2013, and such assessment concluded that such controls were effective. Neither Osler nor, to the knowledge of Osler, Osler’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of Osler’s internal controls and procedures which would reasonably be expected to adversely affect Osler’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

7

                              (c)            The audited financial statements and unaudited interim financial statements (including all related notes and schedules) of Osler included in the Osler SEC Documents (the “Osler Financial Statements”) complied as to form in all material respects with the rules and regulations of the SEC then in effect, fairly present in all material respects the financial position of Osler, as at the respective dates thereof, and the results of their operations and their cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal recurring year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to Osler), and were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

                              (d)            Osler is not a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among Osler, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance-sheet arrangement” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Osler or its affiliates.

                              (e)            Except (a) as reflected or reserved against in Osler’s most recent unaudited balance sheet (or stated in the notes thereto) at December 31, 2013 included in the Osler SEC Documents and (b) for liabilities and obligations incurred since December 31, 2013 through the date of this Agreement in the ordinary course of business consistent with past practice as set forth on Schedule 3.7(e) hereto (the “Osler Liabilities”), and Osler does not have any liabilities or obligations of any nature, whether or not accrued, absolute, contingent or otherwise, that would be required by GAAP to be reflected on a balance sheet of Osler (or in the notes thereto).

               3.8          No Material Adverse Changes. Since the date of the Osler Financial Statements, there has been no material adverse change in the assets, operations, financial condition or prospects of Osler, taken as a whole.

               3.9          Books and Records. The financial records of Osler accurately reflect in all material respects the information relating to the business of Osler, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of Osler.

               3.10        Assets; Operations. Osler has no tangible assets. Osler is inactive and currently engages in no business operations and is considered a “shell company” as that term is defined in the Exchange Act. Schedule 3.10 sets forth all bank and similar accounts held in the name of Osler.

               3.11        Contracts. Schedule 3.11 sets forth all contracts to which Osler is a party. Other than as set forth on Schedule 3.11, Osler is not a party to any contracts, agreements, engagement letters, or other understandings which bind Osler or its assets. Other than as set forth on Schedule 3.11, all such contracts are immediately terminable following the Closing without any liability to Osler.

               3.12        Capitalization. The authorized capital stock of Osler consists of 75,000,000 shares of common stock, of which 2,505,014 shares are presently issued and outstanding, and 5,000,000 shares of preferred stock, of which no shares are presently issued and outstanding. As of the date hereof, Osler has no outstanding warrants or options, and Osler has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of Osler. All of the issued and outstanding capital stock of Osler has been duly authorized and validly issued, fully paid and non-assessable, and was issued in compliance with applicable securities laws. Smith is not the beneficial owner of any shares of Osler Common Stock (as that term is defined in the Exchange Act) other than the Control Shares.

8

               3.13        Taxes. All required tax returns or federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Osler for all years for which such returns are due unless an extension for filing any such return has been properly prepared and filed. Any and all federal, state, county, municipal, local, foreign and other taxes, assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. Osler has no outstanding tax liabilities and has not received notice of any tax inquiry or audit against it.

               3.14        Full Disclosure. No representation or warranty by Osler and/or Smith in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Osler pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Osler.

               3.15        Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Osler. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving Osler or any of its properties or assets. There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

               3.16        State Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statue or regulation enacted under state or federal laws in the United States, with the exception of Sections 78.378 through 78.3793 of the Nevada Revised Statutes, applicable to Osler is applicable to the transactions contemplated by this Agreement. The action of the Board of Directors of Osler in approving the Transaction, this Agreement and the transactions contemplated hereby is sufficient to render the restrictions on “business combinations” set forth in Sections 78.378 through 78.3793 of the Nevada Revised Statutes inapplicable to the Transaction, this Agreement and the other transactions contemplated hereby.

SECTION 4

REPRESENTATIONS, COVENANTS, AND WARRANTIES

OF THE AGT SHAREHOLDERS

               Each of the AGT Shareholders hereby represents and warrants to Osler, AGT and the other AGT Shareholders as follows:

               4.1          Ownership and Restrictions on shares of AGT Common Stock. The AGT Shareholder is not a party to any agreement, written or oral, creating rights in respect to the shares of AGT Common Stock to be exchanged for the Exchange Shares pursuant to this Agreement in any third person or relating to the voting of the shares. The AGT Shareholder is the lawful and beneficial owner of the shares of AGT Common Stock set forth opposite such shareholders name on Schedule A hereto, free and clear of all security interests, liens, encumbrances, equities and other charges, except for any applicable restrictions under U.S. securities laws. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the shares of AGT Common Stock owned by such AGT Shareholder, nor are there any securities convertible into such shares.

9

               4.2         No Registration; Shell Status. The Exchange Shares will not be registered under the Securities Act or under applicable state blue sky laws. Osler is a “shell company” as defined in Rule 405 of the Securities Act.

               4.3          Power and Authority. The AGT Shareholder is authorized to enter into this Agreement and perform his obligations hereunder, and no consent of any person is necessary in order for the AGT Shareholder to enter into and consummate the Transaction.

               4.4          Investment Intent. The Exchange Shares are being acquired for the AGT Shareholder’s own account, for investment purposes only and not with a view for distribution or resale to others. The AGT Shareholder will not sell or otherwise transfer the Exchange Shares unless the Exchange Shares are subsequently registered under the Securities Act. Osler is under no obligation to register the Exchange Shares under the Securities Act. Following the Closing, legends shall be placed on the certificates representing the Exchange Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in Osler’s books and stop transfer instructions may be placed with Osler’s transfer agent. The acquisition of the Exchange Shares represents a high risk capital investment, and the AGT Shareholder is able to afford an investment in a speculative venture such as Osler. The AGT Shareholder has adequate means of providing for his current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Exchange Shares for an indefinite period of time. There is a very limited trading market for the Exchange Shares and there are no assurances a trading market will develop in the near future, if at all; accordingly, the Exchange Shares are considered an illiquid investment. The AGT Shareholder is an experienced and sophisticated investor, is able to fend for himself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Exchange Shares.

SECTION 5

COVENANTS

               5.1          Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they will be entitled, through their employees and representatives, to make such investigation and verification of the assets, properties, business and operations, books, records and financial condition of the other, including communications with suppliers, vendors and customers, as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waiver in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement. Consummation of this Agreement shall be subject to the fulfillment of due diligence procedures to the reasonable satisfaction of each of the parties hereto and their respective counsel.

               5.2          Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein. All fees and expenses associated with the Transaction, this Agreement and any transactions contemplated hereby which are incurred or accrued by Osler prior to the Closing Date are considered by the parties hereto to be included in the Osler Liabilities and must be satisfied prior to the Closing Date pursuant to Section 7.2(g) hereof.

               5.3          Further Assurances. The parties shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain in the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

10

               5.4          Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith; provided, however, such obligation shall not apply to information which:

                              (a)            at the time of disclosure was public knowledge;

                              (b)            after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

                              (c)            the receiving party had within its possession at the time of disclosure.

SECTION 6

CONDUCT OF BUSINESS; ACCESS TO AUDITOR

               6.1          Conduct of Business. From the date of this Agreement until the Closing, each of Osler and AGT shall conduct its business in the ordinary course and consistent with prudent and past business practice, except for transactions expressly contemplated hereby, or with the prior written consent of the other parties. Notwithstanding the foregoing, from the date of this Agreement until the Closing, Osler will not:

                              (a)            create, assume or suffer to exist any lien on any of its properties or assets, whether tangible or intangible;

                              (b)            sell, assign, transfer, lease or otherwise dispose of or agree to sell, assign, transfer, lease or otherwise dispose of any its material assets or except as otherwise provided for in this Agreement, cancel any indebtedness owed to it;

                              (c)            change any method of accounting or accounting practice used by it, other than such changes required by GAAP;

                              (d)            issue, grant, deliver, sell, repurchase, redeem, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any shares of capital stock of, or other equity interests in it, or securities convertible into or exchangeable for such shares or equity interests, or issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares of such capital stock, such other equity interests or such securities;

                              (e)            propose or adopt any amendment or other changes to its Articles of Incorporation, its bylaws or other governing documents;

                              (f)             declare, set aside or pay any dividend or distribution with respect to any share of its capital stock or declare or effectuate a stock dividend, stock split or similar event;

                              (g)            issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

                              (h)            make any equity investment in, make any loan, advance or capital contribution to, or acquire the securities or assets of any other person;

11

                              (i)             enter into any new or additional agreements or modify any existing agreements relating to the employment of, or compensation or benefits payable or to become payable to, any past or present officer or director or any written agreements of any of its past or present employees;

                              (j)             make any payments out of the ordinary course of business to any of its officers, directors, employees or stockholders;

                              (k)            pay, discharge, satisfy or settle any liabilities (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business, except as provided for herein;

                              (l)             agree in writing or otherwise take any action that would, or would reasonably be expected to, prevent, impair or materially delay the ability of Osler to consummate the transactions contemplated by this Agreement;

                              (m)           form or acquire any subsidiaries; or

                              (n)            agree or commit to take any of the actions specified in this Section 6.1.

               6.2          Access to Osler Auditors. Following the execution of this Agreement by the parties, Osler shall cause its independent registered public accounting firm to provide full access to AGT and its representatives to the work papers for the Osler audits for the fiscal years ended June 30, 2013 and 2012 and all subsequent interim periods.

SECTION 7

CONDITIONS PRECEDENT TO CLOSING

               7.1          Conditions Precedent to the Obligation of Osler to Close. Osler’s obligations to effect the Transaction and consummate the other transactions contemplated hereby are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions; provided that these conditions are for Osler’s sole benefit and may be waived only by Osler at any time in its sole discretion by providing AGT with prior written notice thereof:

                              (a)            Representations, Warranties, Covenants and Agreements. The representations and warranties of AGT herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and AGT shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them at or prior to the Closing Date.

                              (b)            AGT Board Approval. AGT’s Board of Directors shall have adopted, and not rescinded or otherwise amended or modified, resolutions authorizing AGT to enter into this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Transaction.

                              (c)            No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

12

                              (d)            No Material Adverse Changes. There shall have been no adverse effect on the business, operations, properties, prospects or financial condition of AGT that is material and adverse to AGT, taken as a whole.

                              (e)            Audited Financial Statements. AGT shall have delivered to Osler audited balance sheets at December 31, 2013 and 2012 together with audited statements of operations, cash flow and stockholders’ equity for the period from February 14, 2012 (date of inception) through December 31, 2013, together with such unaudited interim period financial statements as shall be necessary to satisfy the rules and regulations of the SEC (the “AGT Financial Statements”) in the opinion of AGT’s counsel. The AGT Financial Statements shall have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and the rules and regulations of the SEC and shall be accompanied by the unqualified opinion of D’Arelli Pruzansky, P.A.

                              (f)             Polarchem Agreement. AGT shall have entered into an agreement with Polarchem Associated Limited, Polarchem International Limited, Ulf Tore Walden, David Idwal Jones, Georges Berberat and the Duitoit-Gunesin Family (collectively, “Polarchem”) upon terms and conditions reasonably satisfactory to Osler which (i) supersedes in its entirety the General Agreement and Contract between Polarchem and AGT Canada, and (ii) vests in AGT all rights to the exclusive distribution of Polarchem products as previously granted to AGT Canada.

                              (g)            Participation of AGT Shareholders in Share Exchange. The holders of 100% of the outstanding shares of AGT Common Stock shall participate in the Transaction.

               7.2.         Conditions Precedent to the Obligation of AGT and the AGT Shareholders to Close. The obligations of each of AGT and the AGT Shareholders to effect the Transaction and consummate the other transactions contemplated hereby are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions; provided that these conditions are for AGT’s and the AGT Shareholders’ sole benefit and may be waived only by either AGT or the AGT Shareholders, as applicable, at any time in their sole discretion by providing Osler with prior written notice thereof:

                              (a)            Representations, Warranties, Covenants and Agreements. The representations and warranties of Osler and Smith herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and Osler shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them at or prior to the Closing Date. AGT shall have received a certificate, executed by Smith on Osler’s behalf, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by AGT.

                              (b)            Osler Resolutions. The Osler Board of Directors shall have adopted, and not rescinded or otherwise amended or modified, resolutions authorizing Osler’s entry into this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Transaction and the issuance of the Exchange Shares.

                              (c)            No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

13

                              (d)            No Material Adverse Changes; Timely Filings. There shall have been no adverse effect on the business, operations, properties, prospects or financial condition of Osler that is material and adverse to Osler taken as a whole. Osler shall have timely filed its required filings with the SEC, which shall comply in form and substance to the rules and regulations of the SEC, shall be current in its reporting obligations and the Osler Common Stock shall be quoted on the OTCQB Tier of the OTC Markets.

                              (e)            Books and Records. AGT shall have been provided full access to Osler’s auditors pursuant to the provisions of Section 6.2 hereof. Osler shall have delivered all accounting books and records, accounting files including the general ledger and QuickBooks or similar electronic files and supporting documents through the Closing Date, together with all other books and records, including its corporate minute book, all access codes, EDGAR filing codes, passwords and other information necessary to access such information, together with such additional documents as are deemed necessary by AGT to transfer control of Osler to it.

                              (f)             Financial Statements. The AGT Financial Statements shall be suitable for filing with the SEC as part of the “Super 8-K” to be filed by Osler following the Closing pursuant to the rules and regulations of the SEC.

                              (g)            Satisfaction of Liabilities. Osler shall deliver to AGT evidence satisfactory to AGT in its sole discretion that all Osler Liabilities, including accounts payable, accrued expenses and loan payable which totaled $13,136 at December 31, 2013 pursuant to the Osler SEC Documents, together with any and all subsequent obligations of Osler from December 31, 2013 through the Closing Date, whether accrued or not, have been satisfied in full or otherwise forgiven, it being the intention of the parties hereto that (i) at the Closing Osler shall have no liabilities of any nature whatsoever, whether accrued or not, at the Closing Date, including, but not limited to, legal and accounting fees, EDGAR filing fees, transfer agent fees or any other fees or expenses whatsoever, and (ii) AGT shall be responsible for the payment of any liabilities of Osler which are incurred following the Closing Date, including the legal and accounting fees associated with the “Super 8-K.”

                              (h)            Schedule 14F-1. The Schedule 14F-1 disclosing the change in majority directors of Osler shall have been on file with the SEC at least 10 days prior to the Closing Date.

                              (i)             Participation of AGT Shareholders in Exchange. The holders of 100% of the outstanding AGT Common Stock shall participate in the Transaction.

                              (j)             Resignations. On the Closing Date, Smith shall have resigned and immediately prior to such resignation shall have appointed Messrs. Michael C. Boyko, Ricardo A. Barbosa and James Mack the new officers and directors of Osler.

                              (l)             Miscellaneous. Osler and Smith shall have delivered to AGT such other documents relating to the transactions contemplated by this Agreement as AGT may reasonably request.

SECTION 8

SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF OSLER AND SMITH

               Notwithstanding any right of AGT and the AGT Shareholders to fully to investigate the affairs of Osler, AGT and the AGT Shareholders shall have the right to rely fully upon the representations, warranties, covenants and agreements of Osler and Smith contained in this Agreement or in any document delivered to AGT and/or the AGT Shareholders by Osler or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for 12 months following the Closing.

14

SECTION 9

SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF AGT AND THE AGT SHAREHOLDERS

               Notwithstanding any right of Osler and Smith fully to investigate the affairs of AGT, Osler and Smith has the right to rely fully upon the representations, warranties, covenants and agreements of AGT and the AGT Shareholders contained in this Agreement or in any document delivered to Osler by the AGT and/or the AGT Shareholders or any of its or their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for 12 months following the Closing.

SECTION 10

TERMINATION AND AMENDMENT

               10.1        Termination. This Agreement may be terminated prior to the Closing as follows:

                              (a)             Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by mutual written consent of the parties hereto.

                              (b)             Termination by Either AGT or Osler. This Agreement may be terminated by either AGT or Osler at any time prior to the Closing as follows:

                                               (i)            if the Closing has not occurred by March 31, 2014 (the “Outside Date”), except that the right to terminate this Agreement under this clause will not be available to any party whose failure to fulfill any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure to consummate the Closing by such date; or

                                               (ii)           if any law or governmental authority prohibits consummation of the Closing or if any order, judgment, injunction, award, decree or writ handed down, adopted or imposed by, any court of competent jurisdiction or governmental authority restrains, enjoins or otherwise prohibits consummation of the Closing, and such order, judgment, injunction, award, decree or writ has become final and nonappealable.

                              (c)             Termination by AGT. This Agreement may be terminated by AGT at any time prior to the Closing if a breach or failure of any representation, warranty or covenant of Osler or Smith contained in this Agreement shall have occurred, which breach (A) would reasonably be expected to give rise to the failure of a condition set forth in Section 7.2; and (B) as a result of such breach, such condition would not be capable of being satisfied prior to the Outside Date; provided that AGT is not in material breach of its obligations under this Agreement.

                              (d)             Termination by Osler. This Agreement may be terminated by Osler at any time prior to the Closing, if a breach or failure of any representation, warranty or covenant of AGT contained in this Agreement shall have occurred, which breach (A) would reasonably be expected to give rise to the failure of a condition set forth in Section 7.1 and (B) as a result of such breach, such condition would not be capable of being satisfied prior to the Outside Date; provided that Osler is not in material breach of its obligations under this Agreement.

15

                              (e)            Effect of Termination. If this Agreement is terminated pursuant to this Section 10, it will become void and of no further force and effect, with no liability on the part of any party (or any of their respective former, current, or future general or limited partners, shareholders, stockholders, managers, members, directors, officers, affiliates or agents), except that the provisions of this Section 10 will survive any termination of this Agreement; provided, however, that nothing herein shall relieve any party (or any of their respective directors or officers) from liabilities for damages incurred or suffered by another party as a result of any fraud perpetrated, conspired in or otherwise committed by such party (or any of their respective directors or officers) or any knowing or intentional breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Agreement that caused, or would reasonably be expected to cause, any of the conditions set forth in Sections 7.1 or 7.2, as applicable, not to be satisfied.

               10.2        Amendment of Agreement. This Agreement may be amended by the parties at any time prior to the Closing; provided, that (a) no amendment that requires stockholder approval under applicable laws, rules and regulations will be made without such required further approval and (b) such amendment has been duly authorized or approved by the parties. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by AGT, the AGT Shareholders, Osler and Smith. Any such amendment shall apply to, and bind all parties.

SECTION 11

INDEMNIFICATION

               11.1        Obligation of Osler and Smith to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 9, each of Osler and Smith hereby agree to jointly and severally indemnify, defend and hold harmless AGT and each of the AGT Shareholders from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) (a “Loss”) based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Osler or Smith contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

               11.2        Obligation of AGT to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 9, AGT agrees to indemnify, defend and hold harmless Osler, Smith and the AGT Shareholders to the extent provided for herein from and against any Loss based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

               11.3        Obligation of the AGT Shareholders to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 9, each of the AGT Shareholders severally agrees to indemnify, defend and hold harmless Osler, Smith, AGT and the remaining AGT Shareholders to the extent provided for herein from and against any Loss based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

16

SECTION 12

POST CLOSING OBLIGATIONS

               12.1        PAN Consulting Shares. AGT is a party to that certain Consulting Agreement dated December 20, 2013 (the “Consulting Agreement”) with PAN Consultants Ltd. (“PAN”) pursuant to which, as additional compensation to PAN under the terms of the Consulting Agreement, it has agreed that should AGT consummate a merger, acquisition, or other form of business combination with a publicly-held shell company during the term of the agreement, as additional compensation PAN shall be entitled to purchase, subsequent to the Closing, such number of shares of Osler Common Stock as shall equal the greater of 1,500,000 shares or 7.88% of the issued and outstanding shares at a purchase price which is the lesser of par value or $0.001 per share. The parties hereto acknowledge that following the Closing, prior to the filing of the “Super 8-K”, AGT shall cause Osler to issue a 1,500,000 shares of Osler Common Stock to PAN (the “PAN Consulting Shares”) for nominal consideration under the terms of the Consulting Agreement.

               12.2        IMS Registration Rights. During the one (1) year period following the filing of the “Super 8-K” by Osler with respect to the Closing of the Transaction, in the event Rule 144 under the Securities Act should not be available for IMS for the resale of all or any portion of the Control Shares by it, upon thirty days (30) written notice by IMS to Osler (the “Demand Notice”), IMS shall be entitled to demand that Osler file a registration statement on Form S-1 (the “Resale Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register the Control Shares for resale. Osler shall use its reasonable best efforts to cause such Resale Registration Statement to be filed with the Commission as soon as practicable following its receipt of the Demand Notice. Osler shall pay all fees and expenses associated with the Resale Registration Statement, except for any legal or accounting fees of IMS and any brokerage commissions or other costs incurred by it upon the resale of the Control Shares. Osler shall use its reasonably best efforts to cause the Commission to declare the Resale Registration Statement effective as soon as possible.

SECTION 13

MISCELLANEOUS

               13.1        Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

               13.2        Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

               13.3        Binding Agreement; Assignment. This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. This Agreement is not assignable except by operation of law.

               13.4        Notices. Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

If to AGT:	254 South Mulberry Street
Suite 113
Meza, AZ 85202

With a copy to:	36-5531 Cornwall Drive
Richmond, BC CanadaV7C 5N7
Attention: Mr. John P. Mooney
17

If to an AGT Shareholder:	to the address set forth on AGT Shareholder’s
signature page hereto

If to Osler and Smith:	900 SE Third Avenue
Suite 202
Fort Lauderdale, FL 33316

Any notice or statement given under this Agreement shall be deemed to have been given if sent by certified mail, return receipt requested, overnight courier or personal delivery, to the other party(ies) at the addresses indicated above or at such other address or number as may be furnished in writing in accordance with this paragraph.

               13.5        Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Broward County, State of Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement in that jurisdiction or the validity or enforceability of any provision of this agreement in any other jurisdiction. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

               13.6        Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

               13.7        Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the Transaction and issuance of the Exchange Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

               13.8        Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

               13.9        Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

               13.10      Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document. This Agreement may be executed and delivered by facsimile transmission or pdf via email and when so executed and delivered shall have the same effect as if the receiving party had received an original counterpart of this Agreement.

18

               IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

OSLER INCORPORATED

By:
C. Leo Smith, President

AMERICA GREENER TECHNOLOGIES CORPORATION

By:
Michael C. Boyko, President

[SIGNATURE PAGES FOR AGT SHAREHOLDERS TO FOLLOW]

19

AGT SHAREHOLDER SIGNATURE PAGE FOR ENTITY SHAREHOLDER

(the information must conform exactly to the certificate(s)

representing the shares of AGT Common Stock)

Type of ownership (check one):	☐	corporation
	☐	partnership
	☐	limited liability company
	☐	limited liability partnership
	☐	trust
	☐	other (specify)

Name of Entity (Print)

By:
Signature of Purchaser’s Authorized Signatory

Name of Purchaser’s Authorized Signatory
(Print)

Principal Business or Mailing Address

City, State and Zip Code

Taxpayer Identification No.

Name of Natural Person who has Voting and Dispositive Control over the shares of AGT Common Stock
20

AGT SHAREHOLDER SIGNATURE PAGE FOR INDIVIDUAL SHAREHOLDER, OR IF THE AGT SHARES ARE HELD AS JOINT TENANTS, AS TENANTS IN COMMON, OR AS COMMUNITY PROPERTY BY MORE THAN ONE INDIVIDUAL

(the information must conform exactly to the certificate(s)

representing the shares of AGT Common Stock)

               IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

(Signature of AGT Shareholder)

(Name Typed or Printed)

(Signature of Co-AGT Shareholder)

(Name Typed or Printed)

Mailing Address	Residence Address
(if not residence)

City, State and Zip Code
City, State and Zip Code

	Citizenship: ☐	U.S.
Social Security Number of AGT Shareholder(s)	(check one) ☐	Non-U.S.
Country
21